Exhibit 99.1

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN

OF

ARRAY BIOPHARMA INC.

(Effective as of December 20, 2004)

TABLE OF CONTENTS

ARTICLE 1 PURPOSE

ARTICLE 2 ELIGIBILITY AND PARTICIPATION

2.1.	Eligibility
2.2.	Participation
2.3.	Elective Deferrals
2.4.	Matching Contributions
2.5.	Discretionary Contributions
2.6.	Elective Deferral Form

ARTICLE 3 VESTING

3.1.	Elective Deferrals
3.2.	Matching Contributions
3.3.	Discretionary Contributions
3.4.	Early Retirement, Retirement, Death or Disability
3.5.	Termination for Cause

ARTICLE 4 PAYMENT OF DEFERRED COMPENSATION

4.1.	Distribution Commencement Date
4.2.	Form of Distribution
4.3.	Termination of Service
4.4.	Disability
4.5.	Change of Form or Timing of Election
4.6.	Unforeseeable Emergency Distributions
4.7.	Effect on this Plan of a 401(k) Plan Hardship Withdrawal

ARTICLE 5 PLAN ACCOUNTS

5.1.	Accounts
5.2.	Investment Performance
5.3.	Valuation Date

ARTICLE 6 SURVIVOR AND DEATH BENEFITS

6.1.	Death Benefit
6.2.	Beneficiary Designation
6.3.	Changing a Beneficiary
6.4.	Change in Marital Status
6.5.	No Beneficiary Designation

ARTICLE 7 CLAIMS PROCEDURE

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7.1.	Initial Claim
7.2.	Claims Appeal

ARTICLE 8 MANAGEMENT AND ADMINISTRATION

8.1.	Administration
8.2.	Amendment and Termination of the Plan
8.3	Plan Expenses

ARTICLE 9 GENERAL PROVISIONS

9.1.	Alienation of Benefits
9.2.	Overpayments
9.3.	Withholding Taxes
9.4.	Distributions to Minors and Incompetents
9.5.	No Right to Employment
9.6.	Unfunded Plan
9.7.	Trust Fund
9.8	Insurable Interest
9.9.	Business Transaction or Change in Control
9.9	Parachute Limitations
9.10.	Miscellaneous
9.11.	Governing Law

ARTICLE 10 DEFINITIONS

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ARTICLE 1
PURPOSE

Array BioPharma Inc. (“Array”) establishes this Amended and Restated Deferred Compensation Plan (the “Plan”), which Plan amends and restates in its entirety the Deferred Compensation Plan of Array BioPharma Inc. dated July 1, 2004, with the intention of retaining executives whose skills and talents are important to Array. To this end, the principal objective of the Plan is to permit a select group of management or highly compensated employees of Array to defer the receipt of income which would otherwise become payable to them.  The Plan is effective December 20, 2004, and the Plan Year is the calendar year.  The Plan is intended to both qualify as a “top hat” plan within the meaning of ERISA Section 201(2) and comply with the requirements of Code Section 409A that govern nonqualified deferred compensation plans.

ARTICLE 2
ELIGIBILITY AND PARTICIPATION

2.1.                              Eligibility

Eligibility to participate in the Plan is limited to those members of management or highly compensated Employees who are designated from time to time as eligible to participate in the Plan by the Committee.

2.2.                              Participation

An Eligible Person on whose behalf a deferral is made to the Plan pursuant to Section 2.3, or on whose behalf any other contributions have been made pursuant to Sections 2.4 or 2.5, is a Participant in the Plan.  Upon becoming a Participant, the Plan Administrator will establish an Account into which all deferrals or contributions made on the behalf of the Participant will be held.

2.3.                              Elective Deferrals

An Eligible Person may elect to defer a portion of his or her Base Compensation or a portion of any Bonus payable to him or her with respect to an upcoming calendar year by making an Elective Deferral.  The content of any Elective Deferral is governed by Section 2.6, and is subject to any guidelines established by the Plan Administrator.

(a)                                  Base Compensation Elective Deferral

An Eligible Person may elect to defer up to 100% of his or her Base Compensation that is payable during a calendar year by filing a completed Elective Deferral Form with the Plan Administrator during the enrollment period established by the Plan Administrator for the deferral of that Base Compensation.  The enrollment period may not exceed a period of 30 calendar days in length and may commence no later than December 1 of the year prior to the calendar year in which the Base Compensation will be paid.   A Base Compensation Elective Deferral becomes irrevocable as of the close of the enrollment period applicable to that Base Compensation; provided, however, a Base Compensation Elective Deferral may be revoked after the close of the enrollment period if such revocation acts to discontinue an Eligible Person’s deferral of both Base Compensation and Bonuses for the remainder of the calendar year.  The Base Compensation Elective Deferral may be revoked at any time prior to the end of the applicable enrollment period by the submission of a written revocation of the Base Compensation Elective Deferral to the Plan Administrator.

(b)                                 Bonus Elective Deferral

An Eligible Person may elect to defer up to 100% of any Bonus payable to him or her during a calendar year by filing a completed Elective Deferral Form with the Plan Administrator during the enrollment period established by the Plan Administrator for the deferral of the Bonus payment.  The enrollment period may not exceed a period of 30 calendar days in length and may commence no later than December 1 of the year preceding the year that is immediately prior to the calendar year in which the Bonus will be paid; provided, however, that the enrollment period must conclude before the Bonus is determinable.  A Bonus Elective Deferral becomes irrevocable as of the close of the enrollment period applicable to that Bonus; provided, however, that a Bonus Elective Deferral may be revoked after the close of the enrollment period if such revocation acts to discontinue an Eligible Person’s deferral of both Base Compensation and Bonuses for the remainder of the calendar year.  The Bonus Elective Deferral may be revoked at any time prior to the end of the applicable enrollment period by the submission of a written revocation of the Bonus Elective Deferral to the Plan Administrator.

(c)                                  First-Year Participation

If an Eligible Person first becomes eligible to participate in the Plan during a calendar year, notwithstanding the requirements of Sections 2.3(a) and 2.3(b), he or she may elect to defer his or her Base Compensation or Bonuses for the remainder of that calendar year if he or she submits an Elective Deferral to the Plan Administrator within 30 days after first becoming an Eligible Person.  The Elective Deferral will be effective only with respect to Base Compensation or Bonuses earned and payable following the submission of the Elective Deferral to the Plan Administrator; provided, however, that, in the case of a Bonus, the amount of such

Bonus remains substantially uncertain at the time that the election is submitted to the Plan Administrator.

(d)                                 Effect of Eligibility Status Change

If a Participant ceases to be an Eligible Person, his or her Elective Deferrals terminate immediately with respect to any amounts not yet paid to the Eligible Person at the time he or she ceases to be an Eligible Person.  Amounts already deferred into the Participant’s Account remain so credited and will be distributed in accordance with the terms of the Plan.

2.4.                              Matching Contributions

The Committee may elect to make a Matching Contribution to any Participant’s Account at any time.  The amount and calculation of any Matching Contribution, the timing of any Matching Contribution and to whom any Matching Contribution is to be made is determined at the sole discretion of the Committee.

2.5.                              Discretionary Contributions

The Committee may elect to make a Discretionary Contribution to any Participant’s Account at any time.  The amount of any Discretionary Contribution, the timing of any Discretionary Contribution and to whom any Discretionary Contribution is to be made is determined at the sole discretion of the Committee.

2.6.                              Elective Deferral Form

(a)                                  Content of Elective Deferral Form

The Eligible Person’s Elective Deferral Form must be submitted in writing on a form approved by the Plan Administrator.  A completed Elective Deferral Form must set forth (i) the amount of Base Compensation to be deferred as a full percentage or dollar amount of the Eligible Person’s Base Compensation payable during the applicable calendar year, (ii) the amount of any Bonuses to be deferred as a full percentage or dollar amount of the Eligible Person’s Bonuses payable during the applicable calendar year and (iii) the allocation of the aggregate deferrals and contributions for the applicable calendar years among the available Investment Indices.

(b)                                 Yearly Submission of Elective Deferral Forms

For each calendar year, a new Elective Deferral Form must be submitted with respect to any Base Compensation or Bonuses to be paid during the applicable calendar year.  Unless a separate election is in place for the item of compensation to be paid in the applicable calendar year, the Participant will not be treated as having a valid Elective Deferral with respect to that item of compensation for the applicable calendar year.  If a Participant does not submit an Elective Deferral Form, he or she may still receive any Matching Contributions and Discretionary Contributions made at the discretion of the Committee during the calendar year.  All such Matching and Discretionary Contributions will be allocated among the available Investment Indices in the same manner as elected by the Participant in his or her most recently submitted Elective Deferral Form.

(c)                                  Effect of FICA/FUTA Obligation

If the Eligible Person selects a deferral percentage to be applied to his or her Base Compensation or Bonuses, the percentage will be applied after withholding has been made from his or her Base Compensation and Bonuses for any taxes payable by the Eligible Person under the Federal Insurance Contribution Act (“FICA”) and the Federal Unemployment Tax Act (“FUTA”).  If the Eligible Person selects a dollar amount of deferral, the amount must be less than or equal to the net deferral after withholding for FICA and FUTA.  If the dollar amount selected is greater than the net deferral just described, the Elective Deferral will automatically be treated as an election to defer the net deferral amount and will be adjusted accordingly.  If the net deferral amount is less than any minimum deferral amount established by the Plan Administrator, the Elective Deferral is void and no deferral will be made.

ARTICLE 3
VESTING

3.1.                              Elective Deferrals

Participants are 100% vested in all Elective Deferrals and any earnings thereon at all times.

3.2.                              Matching Contributions

Each Participant vests in all Matching Contributions and any earnings thereon according to the following schedule.

Years of Service	Vesting Percentage
Less than 1	0%
1 year, but less than 2 years	25%
2 years, but less than 3 years	50%
3 years, but less than 4 years	75%
4 years or more	100%

3.3.                              Discretionary Contributions

The vesting of all Discretionary Contributions made on the behalf of Participants and any earning thereon is determined at the sole discretion of the Committee.  The vesting schedule shall be determined by the Committee prior to or in conjunction with the grant of any such Discretionary Contribution.  Different Discretionary Contributions may have different vesting schedules.

3.4.                              Early Retirement, Retirement, Death or Disability

A Participant becomes 100% vested in the entirety of his or her Account upon the first to occur of Early Retirement, Retirement, death or Disability.

3.5.                              Termination for Cause

A Participant whose Service terminates for Cause will immediately forfeit all of his or her Matching Contributions and Discretionary Contributions and any earnings thereon.

ARTICLE 4
PAYMENT OF DEFERRED COMPENSATION

4.1.                              Distribution Commencement Date

A Participant must designate in each Elective Deferral Form the date upon which the payment of all of the deferrals and contributions and earnings thereon that are subject to that Elective Deferral Form should commence.  Deferrals and contributions are only subject to the commencement date set forth in the Elective Deferral Form applicable thereto.  Deferrals and contributions made in different years may be subject to different commencement dates if the respective Elective Deferral Forms so provide.  A Participant may elect in his or her Elective Deferral Form to commence the distribution of his or her deferrals and contributions:

(a)                                  Six months after the Participant’s Retirement, Early Retirement or termination of Service with the Board, or as soon as practicable thereafter; or

(b)                                 Either on January 1 of the fourth year following the calendar year in which the contributions and deferrals were made or any January 1 thereafter.

If a Participant fails to designate a distribution commencement date with respect to any deferrals or contributions made during a calendar year, all of the Participant’s deferrals and contributions made during that year will commence distribution six months after his or her Retirement, or as soon as practicable thereafter.

4.2.                              Form of Distribution

A Participant must designate on each Elective Deferral Form the distribution form to be applied to the payment of all of the deferrals and contributions and earnings thereon that are subject to that Elective Deferral Form.  Deferrals and contributions are only distributed in the form set forth in the Elective Deferral Form applicable thereto.  Deferrals and contributions made in different years may be distributed in different forms if the respective Elective Deferral Forms so provide.  A Participant may elect in his or her Elective Deferral Form the distribution of his or her deferrals and contributions in the following forms:

(a)                                  A single lump sum; or

(b)                                 Equal annual installments of up to 10 years if the value of the Participant’s Account equals or exceeds $10,000.

If a Participant fails to designate a distribution form with respect to any deferrals or contributions made during a calendar year, all of the Participant’s deferrals and contributions during that year will be distributed in the form of a single lump sum.

4.3.                              Termination of Service

Notwithstanding any other provisions of the Plan, the Plan Administrator will distribute the entire vested balance of a Participant’s Account in a single lump sum six months, or as soon as practicable thereafter, after a Participant’s termination of Service if the Participant terminates his or her Service for any reason other than Early Retirement, Retirement, death or Disability.

4.4.                              Disability

Notwithstanding any other provisions of the Plan, the Plan Administrator will distribute the entire vested balance of a Participant’s Account in a single lump sum within 30 days, or as soon as practicable thereafter, of his or her termination of Service if the Participant terminates Service due to Disability; provided, however, that the Plan Administrator, at its sole discretion, may elect to alter the timing or form of the distribution in order to coordinate the payment of any additional employee benefit payments.

4.5.                              Change of Form or Timing of Election

Subject to approval of the Plan Administrator, a Participant may elect to change the form or timing of his or her distribution elections as set forth on an Elective Deferral Form if the following requirements are met:

(a)                                  the change must be made in writing and in the form designated by the Plan Administrator;

(b)                                 the change must be made at a time when the Participant is still an Employee, and it must be consistent with Sections 4.1 and 4.2;

(c)                                  the change will not be permitted if  the change is made less than 12 months prior to the date on which the distribution of his or her deferrals and contributions is to commence under the applicable Elective Deferral Form;

(d)                                 the change will not be permitted if the change provides for the commencement of a Participant’s distribution on a date that is prior to the fifth anniversary of the distribution date that the Participant is electing to change; and

(e)                                  the change will not be permitted if the Plan Administrator, in its sole discretion, determines that the change would result in an acceleration of the distribution of the deferrals and contributions in any manner.

4.6.                              Unforeseeable Emergency Distributions

The Plan Administrator may, in its sole discretion, make a lump sum distribution to a Participant from the vested portion of his or her Account prior to the date that any such amount would otherwise become payable if the Plan Administrator determines that the Participant has incurred an Unforeseeable Emergency.  The amount of any such distribution shall be limited to the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause sever financial hardship).  Upon the receipt of an

Unforeseeable Emergency Distribution, a Participant shall not be permitted to make Elective Deferrals or receive Matching or Discretionary Contributions for a period of six months thereafter.

4.7.                              Effect on this Plan of a 401(k) Plan Hardship Withdrawal

To the extent required to comply with Treasury Regulation § 1.401(k)-1(d)(2)(iv)(B)(4), or any amendment or successor thereto, a Participant’s “elective and employee contributions” (within the meaning of such Treasury Regulation) under this Plan will be suspended for a period of 12 months following the Participant’s receipt of a hardship distribution made in reliance on such Treasury Regulation from any plan containing a cash or deferred arrangement under Section 401(k) of the Code maintained by Array within the provisions of Code Sections 414(b), (c), (m) or (o).

ARTICLE 5
PLAN ACCOUNTS

5.1.                              Accounts

The Plan Administrator must establish and maintain a bookkeeping Account on the behalf of each Participant in which will be recorded all amounts deferred by the Participant and all amounts contributed on the behalf of the Participant.  The Plan Administrator may establish any sub-accounts it deems necessary for the administration of the Plan.

5.2.                              Investment Performance

A Participant’s Account is adjusted to reflect increases or decreases based on the allocation of the Account made by the Participant amongst the Investment Indices.  An Eligible Person or Participant designates an allocation for his or her deferrals and contributions when he or she completes his or her Elective Deferral Form.  The allocation must be made in whole percentages totaling 100% of the deferred and contributed amounts, and will be subject to any rules established by the Plan Administrator limiting the percentage or dollar amount of a Participant’s Account that may be allocated to a particular Investment Index.  The allocation represents an election to have the amounts increased or decreased based on the rate of return or loss on the Investment Indices.  Subject to rules established by the Plan Administrator, a Participant is permitted to reallocate amounts credited to his or her Account after designating the initial investment allocation.  The Plan Administrator is authorized to replace or otherwise modify the Investment Indices used under the Plan.

5.3.                              Valuation Date

A Participant’s Account is valued at the close of each business day.

ARTICLE 6
SURVIVOR AND DEATH BENEFITS

6.1.                              Death Benefit

Upon the death of a Participant prior to the commencement of payment of his or her Account under this Plan, the Plan Administrator will pay the Participant’s Account to the Participant’s Beneficiary in a single lump-sum within 30 days of the Participant’s death or as soon as practicable thereafter. In the event of the death of the Participant after the commencement of installment payments from his or her Account, the remaining payments from the Account will be paid to the Participant’s Beneficiary in a single lump-sum within 30 days of the Participant’s death or as soon as practicable thereafter.  Notwithstanding the preceding, the Plan Administrator may elect, at its sole discretion, to alter the timing or form of any distribution following a Participant’s death in order to coordinate the payment of any employee benefit payments to the Participant’s Beneficiary.

6.2.                              Beneficiary Designation

Except as provided in this Section 6.2, each Participant has the right to designate one or more natural persons as a Beneficiary (both primary as well as secondary) to whom the Participant’s Account will be paid in the event of the Participant’s death prior to the commencement of payment or complete distribution of the Participant’s Account.  Each Beneficiary designation must be made pursuant to a written form prescribed by the Plan Administrator and will be effective only when it is filed with the Plan Administrator during the Participant’s lifetime.  A married Participant may only designate someone other than his or her spouse as a Beneficiary if the spouse executes a written consent that acknowledges the effect of the designation or if it is established that the spouse’s consent cannot be obtained because the spouse cannot be located.  Unless the designation of a non-spouse Beneficiary satisfies the requirement of the preceding sentence, a married Participant’s Beneficiary is his or her Surviving Spouse.  An individual will only be treated as a Beneficiary under this Plan if he or she satisfies the definition of Beneficiary under Section 10.4.

6.3.                              Changing a Beneficiary

Any Beneficiary designation may be changed by an unmarried Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Plan Administrator.  A married Participant’s Beneficiary designation may only be changed by the Participant with the consent of the Participant’s spouse as provided for in Section 6.2.

6.4.                              Change in Marital Status

If a Participant’s marital status changes after he or she has designated a Beneficiary, the following applies:

(a)                                  If the Participant is married at death but was unmarried when the designation was made, the designation is void unless the spouse has consented to it in the manner prescribed in Section 6.2; and

(b)                                 If the Participant was married when the designation was made and he or she is married to a different spouse at death, the designation is void unless the new spouse has consented to it in the manner prescribed in Section 6.2.

6.5.                              No Beneficiary Designation

If a Participant fails to properly designate a Beneficiary, if a designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s Account, the Participant’s Beneficiary is the Participant’s Surviving Spouse and, if there is no Surviving Spouse or if the Surviving Spouse dies before all remaining payments are made, payment will be made in a single lump sum to the Beneficiary’s estate.

ARTICLE 7
CLAIMS PROCEDURE

7.1.                              Initial Claim

If a Participant believes he or she is entitled to payments under the Plan which have not been paid or have been paid in a lesser amount, the Participant may submit a written claim to the Plan Administrator.  If the Plan Administrator determines that the claim should be denied, written notice of the decision will be furnished to the Participant within a reasonable period of time.  This notice will set forth in clear and precise terms (a) the specific reasons for the denial, (b) specific references to pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary for the Participant to perfect the claim, together with an explanation of why such material or information is necessary, and (d) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Participant’s right to bring civil action under ERISA Section 502(a) following a denial on review.  The written notice must be given to the Participant within 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim, in which case, a decision will be rendered and written notice furnished within 180 days after receipt of the claim.  A written notice of such extension of time indicating the special circumstances and expected date of decision will be furnished to the Participant within the initial 90 day period.

7.2.                              Claims Appeal

The Participant may, within 60 days after receiving notice denying the claim, request a review of the decision by written application to the Plan Administrator.   In connection with the Participant’s appeal, (a) he or she may submit written comments, documents, records, and other information relating to the claim, (b) he or she must be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim, and (c) the Plan Administrator must provide for a review that takes into account all comments, documents, records, and other information submitted by the Participant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

If the Plan Administrator determines that the claim on review should be denied, written notice of the decision must be furnished to the Participant within a reasonable period of time.  This notice will set forth in clear and precise terms (w) the specific reasons for the denial, (x) specific references to pertinent Plan provisions on which the denial is based, (y) a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits, and (z) a statement of the Participant’s right to bring a civil action under ERISA Section 502(a) following a denial on review.  The written notice must be given to the Participant within 60 days after receipt of the Participant’s request for review, unless special circumstances require an extension of time for processing the review, in which case, a decision will be rendered and written notice furnished within 120 days after receipt of the request for review.  A written notice of such extension of time, indicating the special circumstances and expected date of decision will be furnished to the Participant within the initial 60 day period.  The decision will be final.  The Participant’s Surviving Spouse or Beneficiary also may use the claim procedures set forth in this Article 7.

ARTICLE 8
MANAGEMENT AND ADMINISTRATION

8.1.                              Administration

Array is the Plan Administrator.  The Plan Administrator has the full power and authority to control and manage the operation and administration of the Plan, including the authority, in its sole discretion: (a) to promulgate and enforce any rules and regulations it deems necessary or appropriate for the administration of the Plan; (b) to interpret the Plan consistent with its terms and intent; and (c) to resolve any possible ambiguities, inconsistencies and omissions in the Plan.  All such actions must be in accordance with the Plan’s terms and intent.

Array may designate one or more persons to carry out its fiduciary responsibilities as Plan Administrator.  To the extent of any such delegation, the delegate shall become the Plan Administrator responsible for the matters assigned by Array, and references to Array in such capacity shall apply instead to the delegate.  Additionally, Array may assign any of its responsibilities to specific persons who are directors, officers, or employees of Array, or a Committee composed of such persons, in order to execute its actions as the Plan Administrator.  Any action by Array in assigning any of its responsibilities to specific persons who are directors, officers, or employees of Array, or a Committee composed of such persons, does not constitute delegation of Array’s responsibility as Plan Administrator, but rather shall be treated as the manner in which Array has determined internally to discharge such responsibility.

The Plan Administrator may engage the services of accountants, attorneys, actuaries, consultants and such other professional personnel as deemed necessary or advisable to assist it in fulfilling the responsibilities of the Plan Administrator.  The Plan Administrator is entitled to act on the basis of all tables, valuations, certificates, opinions and reports furnished by such professional personnel.

8.2.                              Amendment and Termination of the Plan

Array may, in its sole discretion, amend this Plan at any time by action of the Board; provided, however, no amendment will reduce the amount accrued in any Accounts as of the date of such amendment.   Array may terminate the Plan as follows:

(a)                                  Partial Termination

The Board may partially terminate the Plan by instructing the Plan Administrator not to accept any additional Elective Deferral Forms under this Plan.

If such a partial termination occurs, the Plan will continue to operate and be effective with regard to Elective Deferral Forms properly completed and filed prior to the effective date of such partial termination.

(b)                                 Complete Termination

The Board may completely terminate the Plan by instructing the Plan Administrator to terminate all existing Elective Deferral Forms and to no longer accept any additional Elective Deferral Forms.  In the event of a complete termination, the Plan shall cease to operate and the Plan Administrator shall distribute each Account to the appropriate Participant as soon as administratively possible.

8.3                                 Plan Expenses

All expenses of administering the Plan are paid by Array.

ARTICLE 9
GENERAL PROVISIONS

9.1.                              Alienation of Benefits

No Account may be subject to alienation, sale, transfer, assignment, pledge, attachment, garnishment, lien, levy or like encumbrance.  Neither Array nor the Plan is liable in any manner for or subject to the debts or liabilities of any person entitled to payment under the Plan.

9.2.                              Overpayments

If any overpayment of an Account is made under the Plan, the Plan Administrator may require that either (a) the amount of the overpayment may be set off against further amounts payable to or on account of the person who received the overpayment until the overpayment has been recovered in full, or (b) the recipient may be required to return the amount of the overpayment to the Plan Administrator.  The foregoing remedies are not intended to be exclusive.

9.3.                              Withholding Taxes

Array and the Plan Administrator may withhold such taxes and make such reports to governmental authorities as they reasonably believe to be required by law.

9.4.                              Distributions to Minors and Incompetents

If the Plan Administrator determines that any Participant or Beneficiary receiving or entitled to receive payment of an Account under the Plan is incompetent to care for his or her affairs, and in the absence of the appointment of a legal guardian of the property of the incompetent, payments due under the Plan (unless prior claim thereto has been made by a duly qualified guardian, committee or other legal representative) may be made to the spouse, parent, brother or sister or other person, including a hospital or other institution, deemed by the Plan Administrator to have incurred or to be liable for expenses on behalf of such incompetent.

In the absence of the appointment of a legal guardian of the property of a minor, any minor’s share of an Account under the Plan may be paid to such adult or adults as in the opinion of the Plan Administrator have assumed the custody and principal support of such minor.

The Plan Administrator, in its sole discretion, may require that a legal guardian for the property of any incompetent or minor be appointed before authorizing the payment of an Account.  Benefit payments made under the Plan in accordance with determinations of the Plan Administrator pursuant to this Section 9.4 completely discharge any obligation arising under the Plan with respect to such Benefit payments.

9.5.                              No Right to Employment

Nothing contained in this Plan gives any Employee the right to be retained in the service of Array or to interfere with the right of Array to demote, discharge or discipline any Employee at any time without regard to the effect that such demotion, discharge or discipline may have upon the Employee under the Plan.

9.6.                              Unfunded Plan

The Plan is an unfunded, unsecured obligation of Array.  Array is not required to segregate any assets in order to provide payment of Accounts, and the Plan shall not be construed as providing for such segregation.  Any liability of Array to any Participant or Beneficiary with respect to the payment of Accounts is based solely upon contractual obligations created by the Plan.  Any such obligation is not secured by any pledge or other encumbrance or any property of Array.

9.7.                              Trust Fund

At its sole discretion, Array may establish one or more trusts for the purpose of assisting in the payment of Accounts.  To the extent payments provided for under the Plan are made from any trust, Array will not have any further obligation to make such payments.  The establishment and maintenance of any trust will not alter the nature of Accounts under the Plan as unfunded and unsecured.

9.8                                 Insurable Interest

At its sole discretion, Array may elect to purchase life insurance on the lives of Participants in conjunction with the administration of the Plan.  The terms of the life insurance will be determined at the sole discretion of Array, and the purchase of life insurance will not alter the nature of the Accounts under the Plan as unfunded and unsecured.  If Array elects to purchase life insurance, Eligible Persons and Participants will be required to execute and return to the Plan Administrator a “Consent to Insure” as a condition of their continued participation in the Plan.

9.9.                              Business Transaction or Change in Control

(a)                                  Business Transaction

Array may assign its obligations under this Plan to a successor, whether by merger, consolidation, asset sale or other business reorganization or transaction (“Business Transaction”).  Array’s obligations also may transfer to a successor in a Business Transaction by operation of law.  If Array assigns its obligations under this Plan to a successor or if the obligations are assigned by operation of law, the transfer of any Employee to a successor in connection with a Business Transaction will not result in the Employee being treated as terminating employment or ceasing to be an Employee.  Upon any assignment or transfer of Array’s obligations, this Plan shall be binding upon and shall inure to the benefit of any successor of Array resulting from the Business Transaction.

(b)                                 Change of Control

In the event of a Change of Control, all Participants become fully vested in their Accounts.  Notwithstanding any other provision of the Plan, all Participants will receive a distribution of their entire Account in the form of a single lump sum payment six months, or as soon as practicable thereafter, after the consummation of a Change in Control if the Plan is not assumed by a successor in connection with a Change of Control; provided, however, that no such distribution shall be made to Participants if the distribution is inconsistent with regulations issued by the U.S. Department of the Treasury.  If the Plan is assumed by a successor in connection with a Change of Control, then the distribution of the Participant’s Account will continue to be governed by Articles 4 and 6.

9.9                                 Parachute Limitations

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a

Participant with Array, except an agreement, contract, or understanding entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Code Section 280G(c), any right to receive any payment or other benefit under this Plan shall not become vested or payable (a) to the extent that such right to vesting or payment, taking into account all other rights or payments to or for the Participant under all Other Agreements and all Benefit Arrangements, would cause any vesting or payment to the Participant under this Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) (a “Parachute Payment”) and (b) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from Array under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the minimum after-tax amount that could be received by the Participant without causing any such vesting or payment to be considered a Parachute Payment.  In the event that the receipt of any such right to vesting or payment under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan, that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (b) of the preceding sentence, then the Participant will have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

9.10.                        Miscellaneous

(a)                                  Construction

Unless the contrary is plainly required by the context, wherever any words are used in the masculine, they shall be construed as though they were also used in the feminine, and vice versa, and wherever any words are used in the singular, they shall be construed as though they were also used in the plural, and vice versa.

(b)                                 Severability

If any provision of the Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if such illegal or invalid provision had never been included in it.

(c)                                  Titles and Headings Not to Control

The titles to Articles and the headings of Sections are for convenience of reference only, and, in the event of any conflict, the text of the Plan, rather than the titles or headings, controls.

(d)                                 Complete Statement of Plan

This document is a complete statement of the Plan.  The Plan may be amended, modified or terminated only in writing and then only as provided herein.

9.11.                        Governing Law

The Plan is be governed by ERISA, and, to the extent not preempted by ERISA, by the laws of the State of Colorado, without regard to its choice of law provisions.

ARTICLE 10
DEFINITIONS

In addition to those definitions set forth in Article 1 or otherwise in the text of this Plan, the following terms have the following meaning:

10.1.                        “Account” means the book entry account established under the Plan for each Participant in which is reflected amounts deferred or contributed under the Plan and allocable returns and losses under Article 5 of the Plan.

10.2.                        “Array” means Array BioPharma Inc.

10.3.                        “Base Compensation” means an Employee’s base pay, payable with respect to services rendered during the calendar year.

10.4.                        “Beneficiary” means the Participant’s beneficiary identified pursuant to Article 6 to receive payment of the Participant’s Account or remaining Account balance at the time of his or her death; provided, however, that such person survives the Participant by at least 30 days.

10.5.                        “Board” means the Board of Directors of Array.

10.6.                        “Bonus” means any bonus or other cash non-Base Compensation paid during the calendar year.

10.7.                        “Cause” means, as determined by the Plan Administrator, unless otherwise provided in an applicable employment agreement with Array, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Participant and Array.

10.8.                        “Change in Control” means (a) the dissolution or liquidation of Array or a merger, consolidation, or reorganization of Array with one or more other entities in which Array is not the surviving entity, (b) a sale of substantially all of the assets of Array to another person or entity, or (c) any transaction (including, without limitation, a merger or reorganization in which Array is the surviving entity) which results in any person or entity (other than persons who are shareholders or affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of Array stock; provided, however, that to the extent the definition of Change in Control is inconsistent with regulations issued by the U.S. Department of the Treasury, the regulations issued by the U.S. Department of the Treasury shall govern.

10.9.                        “Code” means the Internal Revenue Code of 1986, as amended.

10.10.                  “Committee” means the Compensation Committee of the Board or such other persons or group as the Board may appoint to perform the functions of the Committee with respect to the Plan.

10.11.                  “Disability” means that either (a) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (b) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under the accident and health plan covering Employees.

10.12.                  “Early Retirement” means the termination of Service by an Employee on or after age 59½ and the completion of four years of Service.

10.13.                  “Eligible Person” means an Employee who meets the eligibility requirements of Section 2.1.

10.14.                  “Employee” means a common law employee of Array.

10.15.                  “ERISA” means the Employee Retirement Income Security Act of l974, as amended.

10.16.                  “Investment Indices” means the investment measures selected by the Plan Administrator for use under the Plan.  The Plan Administrator may from time to time replace or otherwise modify the Investment Indices used under the Plan.

10.17.                  “Participant” means any individual who has an Account under the Plan.

10.18.                  “Plan” means the Amended and Restated Deferred Compensation Plan of Array BioPharma Inc.

10.19.                  “Plan Administrator” means Array.

10.20.                  “Retirement” means a termination of Service by an Employee on or after age 65.

10.21.                  “Service” means service as an employee or officer of Array.  A Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as the Participant continues to be an employee or officer of Array.  Subject to the preceding sentence, whether a termination of Service has occurred for purposes of the Plan will be determined by the Plan Administrator, which determination shall be final, binding and conclusive.

10.22.                  “Surviving Spouse” means the person who, according to the laws of the state of a Participant’s domicile, is the Participant’s spouse on the date of the Participant’s death.

10.23                     “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from either (a) an illness or accident of the Participant, the Participant’s spouse or a dependent of the Participant (as defined in Code Section 152(a)) or (b) the loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

To reflect the adoption of this Plan by the Board, effective as of December 20, 2004, the authorized officer hereby executes this Plan document on behalf of Array.

ARRAY BIOPHARMA INC.

By:	/s/	R. Michael Carruthers
Name:		R. Michael Carruthers
Title:		Chief Financial Officer